STOCK AND WARRANT PURCHASE AGREEMENT

This Stock and Warrant Purchase Agreement (this “Agreement”) is entered into as of July         , 2004 between World Health Alternatives, Inc., a Florida corporation (the “Company”), and each Person identified as a Purchaser (collectively, the “Purchasers”) on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”).

WITNESSETH:

WHEREAS, in connection with the Offering (as defined below), the Company desires to sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, up to 5,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and warrants to purchase up to 1,500,000 shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings.

“Action” has the meaning set forth in Section 6(o).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means (i) with respect to a Person that is an individual, any member of such Person’s family (including any child, step child, parent, step parent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law); (ii) with respect to a Person that is an entity, any officer, director, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to an individual or an entity, any other Person that directly or indirectly controls, is controlled by, or is under common control with such individual or entity.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.

“Closing” has the meaning set forth in Section 3.

“Closing Date” has the meaning set forth in Section 3.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Copyrights” has the meaning set forth in Section 6(k).

“Company Intellectual Property” has the meaning set forth in Section 6(k).

“Company Marks” has the meaning set forth in Section 6(k).

“Company Patents” has the meaning set forth in Section 6(k).

“Company Stock Plan” means the Company’s 2003 Stock Grant Plan.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or otherwise.

“Copyrights” has the meaning set forth in Section 6(k).

“Disclosure Documents” has the meaning set forth in Section 6(g).

“Engagement Letter” means the engagement letter agreement dated May 11, 2004 between the Company and the Placement Agent.

“Environmental Laws” has the meaning set forth in Section 6(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Evaluation Date” has the meaning set forth in Section 6(y).

“Financial Statements” has the meaning set forth in Section 6(h).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” has the meaning set forth in Section 6(p).

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

“Lock-Up Agreement” has the meaning set forth in Section 6(cc).

“Lock-Up Period” has the meaning set forth in the form of Lock-Up Agreement attached hereto as Exhibit E-2.

“Losses” has the meaning set forth in Section 11(b).

“Marks” has the meaning set forth in Section 6(j).

“Material Adverse Effect” means a material adverse effect on the business, results of operations, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

“NASD” means the National Association of Securities Dealers, Inc.

“Offering” means the offering of up to 5,000,000 shares of Common Stock and warrants to purchase up to 1,500,000 shares of Common Stock or any other securities of the Company, in each case, as contemplated in the Engagement Letter.

“Patents” has the meaning set forth in Section 6(k).

“Permits” has the meaning set forth in Section 6(p).

“Person” means an individual, corporation, partnership, limited liability company, association, trust, any unincorporated organization, Governmental Authority or any other entity.

“Placement Agent” has the meaning set forth in Section 6(z).

“Prior Registration Rights Agreements” has the meaning set forth in Section 6(bb).

“Purchasers” has the meaning set forth in the preamble to this Agreement.

“Purchaser Indemnified Parties” has the meaning set forth in Section 11(b).

“Registration Rights Agreement” means the Registration Rights Agreement dated the Closing Date among the Company and the Purchasers, in substantially the form attached as Exhibit C hereto.

“Schedule of Purchasers” has the meaning set for the in the preamble to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” has the meaning set forth in Section 2(a).

“Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board or directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Third Party Rights” has the meaning set forth in Section 6(k).

“Trade Secrets” has the meaning set forth in Section 6(k).

“Transaction Documents” has the meaning set forth in Section 6(b).

“Warrants” has the meaning set forth in Section 2(a).

“Warrant Agreement” has the meaning set forth in Section 2(a).

“Warrant Shares” has the meaning set forth in Section 2(a).

SECTION 2. Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth in this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the Closing (as defined below), and the Company agrees to issue and sell to such Purchaser at the Closing, for the purchase price set forth opposite such Purchaser’s name on the Schedule of Purchasers (i) that number of shares (with respect to all such Purchasers collectively, the “Shares”) of the Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $2.00 per share and (ii) a warrant (with respect to all such Purchasers collectively, the “Warrants”) to purchase that number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers at an exercise price of $[        ] per share (the shares of Common Stock issued upon the exercise of the Warrants being referred to herein as the “Warrant Shares”), pursuant to a Warrant Agreement dated the Closing Date among the Company and the Purchasers in substantially the form attached as Exhibit B hereto (the “Warrant Agreement”).

SECTION 3. Closing. The closing of the purchase and sale of the Shares and the Warrants pursuant to Section 2(a) (the “Closing”) will take place on a date that is no later than three (3) Business Days after the date hereof at the offices of the Company, or at such other place or time as may be mutually agreed upon by the Company and the Purchasers (the “Closing Date”). Upon delivery on the Closing Date of funds in the amount of the purchase price set forth opposite a Purchaser’s name on the Schedule of Purchasers by wire transfer of immediately available funds to an account designated by the Company in writing no later than two (2) Business Days prior to the Closing Date, the Company shall issue and deliver to such Purchaser (i) a stock certificate or certificates representing that number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers, in such denominations and registered in such names as such Purchaser may request and (ii) Warrants to purchase that number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers registered in such names as such Purchaser may request.

SECTION 4. Transfer Taxes. All transfer taxes, fees and duties incurred under applicable law in connection with the purchase and sale of the Shares and the Warrants under this Agreement will be borne and paid by the Company, and the Company shall promptly reimburse any Purchaser for any such tax, fee or duty that such Purchaser may be required to pay under applicable law.

SECTION 5. Separate Agreements. The Company’s agreement with each Purchaser is a separate agreement, and the sale of Shares and Warrants to each Purchaser is a separate sale, and no Purchaser shall be responsible or liable in any way for the performance of the obligations of any other Purchaser under this Agreement.

SECTION 6. Representations, Warranties and Covenants of the Company. In order to induce each Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, except as disclosed in the Disclosure Documents (as defined in Section 6(g) herein) the Company represents and warrants to each Purchaser as of the date hereof and as of the Closing as follows:

(a) Organization; Good Standing; Qualification; Subsidiaries.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted and to enter into and perform this Agreement and to carry out the transactions contemplated under this Agreement and the other Transaction Documents. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification.

(ii) Each of the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate or similar power and authority to conduct its business as presently conducted and as proposed to be conducted. Each of the Subsidiaries is duly qualified and in good standing to do business as a foreign corporation or other entity in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification. Except for Better Solutions, Inc., a Pennsylvania corporation, and Pulse Healthcare Staffing, Inc., a California corporation, there are no Subsidiaries. All of the outstanding equity interests or other securities of each of the Subsidiaries are owned by the Company, directly or indirectly, free and clear of any lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such equity interests or other securities). There are no outstanding (A) equity interests or other securities of the Company or any of the Subsidiaries convertible into or exchangeable for equity interests or other securities of any of the Subsidiaries or (B) options or other rights to acquire from the Company or any the Subsidiaries, or other obligation of the Company or any of the Subsidiaries to issue, any equity interests, or other securities convertible into or exchangeable for equity interests, or other securities of any of the Subsidiaries (the items in Sections 6(a)(ii)(A) and 6(a)(ii)(B) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities.

(b) Authorization; Binding Effect. Each of this Agreement, the Registration Rights Agreement, the Warrant Agreement, and each of the agreements, documents and instruments executed and delivered by the Company pursuant hereto and thereto (collectively, the “Transaction Documents”) is, or as of the Closing shall be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating generally to creditors’ rights. The execution, delivery and performance of each of the Transaction Documents, the issuance and delivery of the Shares and the Warrants, and, upon conversion of the Warrants, the issuance and delivery of the Warrants Shares, have been duly authorized by all necessary corporate and other action of the Company.

(c) Valid Issuance of Common Stock. When issued to and paid for by the Purchasers in accordance with the terms of this Agreement or, in the case of the Warrant Shares, the Warrant Agreement, the Shares, the Warrants and the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, and the issuance of the Shares and the Warrants and, upon any exercise of the Warrants, the Warrant Shares will not be subject to any preemptive or similar rights that have not been waived. The Company has reserved for issuance from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrant Agreement.

(d) Capitalization. As of the date of this Agreement, the authorized and outstanding capitalization of the Company consists of (i) a total of 100,000,000 authorized shares of preferred stock, $0.01 par value per share, none of which is issued or outstanding, and (ii) a total of 200,000,000 authorized shares of Common Stock, of which 29,831,569 shares were issued and outstanding as of the close of business on June 30, 2004. All of such outstanding shares are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. In addition to the foregoing, as of June 30, 2004, warrants to purchase a total of 2,100,000 shares of Common Stock were outstanding and such number of shares of Common Stock has been reserved for issuance. Except as set forth in this Section 6(d), there are no other outstanding options, warrants or similar agreements or rights for the purchase from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Shares, the Warrants, the Warrant Shares or the issuance and sale thereof. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e) Defaults. Neither the issuance and sale of the Shares or the Warrants hereunder nor the execution and delivery of any of the Transaction Documents and the performance of the Company’s obligations thereunder will (i) violate or conflict with, result in a breach of or constitute a default under (or constitute an event that, with notice or lapse of time, would constitute a violation or breach of or a default under) (A) the certificate of incorporation or bylaws of the Company or any Subsidiary; (B) any decree, judgment, order or determination of any court, Governmental Authority, or any arbitrator having jurisdiction over the Company or any Subsidiary or any of their respective assets; (C) any law, rule or regulation applicable to the Company or any Subsidiary; or (D) the terms of any material agreement by which the Company or any Subsidiary is bound or to which any assets or property of the Company or any Subsidiary are subject, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective material property or assets is subject. Neither the sale of the Shares or Warrants hereunder nor the performance of the Company’s obligations under this Agreement will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization, right or approval applicable to the Company or any Subsidiary, their respective businesses or operations or any of their respective assets or properties. No consent, approval, authorization or other order of, or registration, qualification or filing with, any Governmental Authority in the United States or any other Person is required of the Company or any Subsidiary for the execution and delivery of the Transaction Documents and the valid issuance and sale of the Shares and the Warrants hereunder, other than such as have been made or obtained, and post-closing securities filings or notifications required to be made under federal or state securities laws. Based in part on the representations of each of the Purchasers set forth in Section 7 below, the offer and sale of the Shares and the Warrants to each of the Purchasers will be in compliance with all applicable federal and state securities laws and the Company has made or will make all requisite filings and has taken or will take all action necessary to comply, with such federal and state securities laws.

(f) General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares or the Warrants by any form of general solicitation or general advertising. The Company has offered the Shares and the Warrants for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(g) SEC Filings. The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2004, all Current Reports on Form 8-K filed by the Company and all other documents, if any, filed by the Company with the Commission since December 31, 2003 (collectively, the “Disclosure Documents”), as of the respective dates thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Disclosure Documents have been prepared in compliance with the requirements of the Securities Act and the Exchange Act, as applicable. The Company has timely made all filings required to be made by the Company under the Exchange Act during the twelve (12) months preceding the date of this Agreement.

(h) Financial Statements. The financial statements of the Company included in the Disclosure Documents (the “Financial Statements”), including the schedules and notes thereto, (i) comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, (ii) fairly present, in accordance with GAAP, the financial condition and results of operations and cash flows of the Company and the Subsidiaries at the respective dates and for the respective periods indicated and (iii) have been prepared in accordance with GAAP consistently applied throughout such periods. The Company and its Subsidiaries maintain and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act. Except as set forth in the Disclosure Documents, neither the Company nor any of its Subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business that are not required to be disclosed in the Financial Statements for reasons other than the contingent nature thereof or the difficulty or determining the amount thereof and that are not now or reasonably likely to become, individually or in the aggregate, material to the consolidated business or financial condition of the Company and the Subsidiaries.

(i) Absence of Certain Changes. Since March 31, 2004, there has not been (i) any Material Adverse Effect, (ii) any material obligation or liability, direct or indirect, or contingent incurred by the Company or any Subsidiary, except, in each case, obligations incurred in the ordinary course of business consistent with past practice, (iii) any dividend or distribution of any kind declared, paid or made in respect of any class of capital stock of the Company, (iv) any loss or damage (whether or not insured) to the physical property, assets or systems of the Company or any Subsidiary that has been sustained that could reasonably be expected to have a Material Adverse Effect or (v) any change in the Company’s or any Subsidiary’s method of accounting.

(j) Properties. The Company and the Subsidiaries have good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected in the Financial Statements or acquired after March 31, 2004, except for properties and assets sold since the March 31, 2004 in the ordinary course of business consistent with past practices. None of such property or assets is subject to any mortgage, pledge, charge, lien, security interest, claim or other encumbrance.

(k) Intellectual Property.

(a) The Company or one of more of the Subsidiaries exclusively own or possess adequate and enforceable rights to use, without payment to a third party, all (i) patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, “Patents”), all trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, “Marks”), all copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, “Copyrights”), trade names, information, Trade Secrets (as defined below), proprietary rights and processes necessary for the operation of the business of the Company or any Subsidiary (collectively, “Company Intellectual Property”), free and clear of all mortgages, pledges, charges, liens, equities, security interests, claims or other encumbrances or similar items;

(i) all Company Patents, Company Marks and Company Copyrights that are issued by or registered with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable;

(ii) there are no pending, or, to the knowledge of the Company and the Subsidiaries, threatened claims against the Company or any Subsidiary or any of their respective employees alleging that any of the Company Intellectual Property infringes or conflicts with the rights of others (“Third Party Rights”);

(iii) no Company Intellectual Property infringes or conflicts with any Third Party Right;

(iv) neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated or, by conducting its business in the manner currently contemplated, would violate any Third Party Rights or that any of the Company Intellectual Property is invalid or unenforceable;

(v) no current or former employee or consultant of the Company or any Subsidiary owns any rights in or to any of the Company Intellectual Property;

(vi) neither the Company nor any of its Subsidiaries is aware of any violation or infringement by a third party of any of the Company Intellectual Property;

(vii) the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, and techniques (collectively, “Trade Secrets”) used in their respective businesses, including, without limitation, requiring all of their respective employees and consultants and all other Persons with access to Trade Secrets of the Company or any Subsidiary to execute a binding confidentiality agreement, copies or forms of which have been provided to the Purchasers and, to the knowledge of the Company and the Subsidiaries, there has not been any breach by any party to such confidentiality agreements;

(viii) neither the Company nor any Subsidiary (A) has granted any other Person any option, license or other right with respect to the Company Intellectual Property, which option, license or other right is currently outstanding and (B) is bound by or a party to any material options, licenses or agreements of any kind (other than standard end-user agreements) with respect to the Patents, Marks, Copyrights, trade names, information, Trade Secrets, proprietary rights and processes of any other Person.

(l) Compliance. Neither the Company nor any Subsidiary is in violation or default (i) of any provision of its certificate of incorporation or bylaws, as amended, or (ii) of any instrument, judgment, order, writ, decree or contract or in the performance of any bond, debenture, note or other evidence of indebtedness to which it is a party or by which it is bound, except where such violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect, nor is the Company or any Subsidiary, to the knowledge of the Company and the Subsidiaries, in violation of any provision of any federal or state statute, rule or regulation or any law, ordinance or order of any court or Governmental Authority, which violations would, individually or in the aggregate, have a Material Adverse Effect.

(m) Nasdaq Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and quoted on the OTC Bulletin Board, and neither the Company nor any Subsidiary has taken any action designed to terminate, or that is reasonable likely to have the effect of terminating, such registration or the eligibility of the Common Stock to be so quoted, nor has the Company received any notification that the Commission or any self-regulatory organization is contemplating terminating such registration or eligibility.

(n) Taxes. Except for matters that are not reasonably expected to have a Material Adverse Effect, the Company and the Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company and the Subsidiaries have no knowledge of a tax deficiency that has been asserted or threatened against the Company or any Subsidiary.

(o) Legal Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company and the Subsidiaries, threatened against or affecting the Company or any Subsidiary or any of their respective properties before or by any court, arbitrator, Governmental Authority (collectively, an “Action”) that (i) adversely affects or challenges, or is reasonably expected to adversely affect or challenge, the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares or the Warrants hereunder or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company and the Subsidiaries, any of their respective directors and officers, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company and the Subsidiaries, there is not pending or contemplated, any investigation by the Commission involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(p) Governmental Permits, Etc. The Company and the Subsidiaries have all necessary franchises, licenses, certificates and other authorizations (collectively, “Permits”) from any foreign, federal, state or local government or governmental agency, department, or body (a “Governmental Authority”) that are currently necessary for the operation of the business of the Company and the Subsidiaries except where the failure to possess any such Permit could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Permit. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. The Company and each Subsidiary is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any Governmental Authority. Neither the Company nor any Subsidiary has entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of its business, affairs, properties or assets or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any Governmental Authority with respect to any aspect of its business, affairs, properties or assets.

(q) Environmental Matters. The Company and each Subsidiary is, and at all times has been, in compliance in all material respects with all applicable environmental, health and safety laws, rules, ordinances, by-laws and regulations, and with all permits, registrations and approvals required under such laws, rules, ordinances, by-laws and regulations (collectively, “Environmental Laws”). Neither the Company nor any Subsidiary has any knowledge of any fact or circumstance that could involve the Company or any Subsidiary in any litigation, or impose upon the Company or any Subsidiary any liability, arising under any Environmental Laws.

(r) Solvency. Neither the Company nor any Subsidiary has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, (vi) made an offer of settlement, extension or composition to its creditors generally, (vii) defaulted in any of its obligations to any of its creditors.

(s) No Manipulation of Stock. Neither the Company nor any Subsidiary has taken or shall take, any action that is designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, the Warrants or the Warrants Shares.

(t) Company not an Investment Company. The Company is not, and immediately after receipt of payment for the Shares and the Warrant Shares will not be, an “investment company” or an Affiliate of an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it shall not become subject to the Investment Company Act at any time.

(u) Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor to the knowledge of the Company and the Subsidiaries, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company any Subsidiary (or made by any Person acting on its behalf of which the Company or any Subsidiary has knowledge) that is in violation of any applicable law including the Foreign Corrupt Practices Act of 1977, as amended.

(v) Accountants. To the Company’s knowledge, Daskal Bolton, LLP, which the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, are independent accountants as required by the Securities Act and the Exchange Act.

(w) Insurance. The Company and each Subsidiary has in full force and effect general commercial, general liability, product liability, professional liability, specified director’s and officer’s liability, workers compensation and employee’s liability, fire and casualty and such other appropriate insurance policies with insurers of recognized financial responsibility with coverages customary for similarly situated companies in the same or similar industries and as required by applicable law. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for such increases in cost or decreases in coverage as are likely to be experienced by similarly situated companies.

(x) Transactions With Affiliates And Employees. Except as set forth in the Disclosure Documents, none of the officers or directors of the Company or of any Subsidiary and, to the knowledge of the Company and the Subsidiaries, none of the employees of the Company or of any Subsidiary is presently a party to any transaction with the Company or any Subsidiary or any of their respective Affiliates (other than for services as employees, officers and directors) requiring payments to or from any such officer, director or employee or, to the knowledge of the Company and the Subsidiaries, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee or partner, in each case, that involves aggregate payments in excess of $50,000.

(y) Internal Accounting Controls. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the officers certifying the reports filed by the Company under the Exchange Act by other Persons within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers evaluated the effectiveness of the Company’s controls and procedures as of a date within ninety (90) days prior to the filing date of the Form 10-QSB for the quarter ended March 31, 2004 (such date, the “Evaluation Date”). The Company presented in its Form 10-QSB for the quarter ended March 31, 2004 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(z) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(aa) No Integrated Offering. None of the Company, any Subsidiary, any of their respective Affiliates or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Shares and the Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares and the Warrants in a manner that would require the registration under the Securities Act of the sale of any of the Shares or the Warrants to the Purchasers.

(bb) Registration Rights. Except pursuant to (i) the Registration Rights Agreement, (ii) the Registration Rights Agreement dated as of December 24, 2003 among the Company and the other Persons listed on the signature pages thereto, (iii) the Registration Rights Agreement dated as of January 22, 2004 among the Company and the other Persons listed on the signature pages thereto and (iv) the Registration Rights Agreement dated as of January 30, 2004 between the Company and Guerrilla Partners, L.P. (the agreements named in clauses (ii), (iii) and (iv) of this Section 6(bb), the “Prior Registration Rights Agreements”), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or of any Subsidiary. The Company is eligible to register its Common Stock for resale by the Purchasers using Form SB-2 promulgated under the Securities Act and the Company hereby covenants and agrees to use its best efforts to maintain its eligibility to use Form SB-2 until one or more registration statements covering the resale of all of the Shares and the Warrant Shares shall have been filed with, and declared effective by, the Commission pursuant to the terms and conditions of the Registration Rights Agreement. Such registration statement covering the resale of all of the Shares and the Warrant Shares shall not violate or conflict with any the terms of the Prior Registration Rights Agreements.

(cc) Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations and warranties in consummating the transactions contemplated hereunder. The representations and warranties made or contained in the Transaction Documents and all other information provided by the Company to the Purchasers (including the Disclosure Documents) in connection with the transactions contemplated hereby, when taken together, do not and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Disclosure Documents, no officer or director of the Company or of any Subsidiary has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property or that of any partnership of which he or she was a general partner or any corporation or business association of which he or she was an executive officer, (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding or been otherwise accused of any act of moral turpitude, (iii) the subject of any order, judgment, or decree of any court of competent jurisdiction permanently or temporarily enjoining him or her from, or otherwise imposing limits or conditions on his or her ability to engage in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company, (iv) found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, or (v) has engaged in other conduct that would be required to be disclosed in a prospectus under Item 401(f) of Regulation S-K under the Securities Act.

SECTION 7. Representations and Warranties of the Purchasers. Each Purchaser (severally and not jointly) represents and warrants to the Company, as of the date hereof and as of the Closing, as follows:

(a) Authorization. Such Purchaser has the capacity to enter into this Agreement and to purchase the Shares and the Warrants from the Company upon the terms and conditions of this Agreement. Assuming the due execution and delivery of this Agreement by the Company and the other Purchasers, this Agreement constitutes a legal, valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally. If such Purchaser is a corporation, limited liability company, partnership or other entity, such Purchaser has taken, or prior to the Closing, will have taken, all corporate, limited liability company, partnership or other action (as applicable) required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

(b) Reliance Upon Purchaser’s Representations. Such Purchaser understands that the issuance of the Shares and the Warrants hereunder has not been registered under the Securities Act and is being carried out in accordance with an exemption from registration provided by Section 4(2) of the Securities Act and Regulation D thereunder, and that the Company’s reliance on such exemption with respect to the issuance of the Shares and the Warrants depends in part on such Purchaser’s representations and warranties hereunder.

(c) Purchase Entirely for Own Account. Such Purchaser is acquiring Shares and Warrants for its own account (or for an account over which it exercises investment discretion) for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act; provided, however, that such Purchaser does not represent or warrant that it shall hold any Shares or Warrants for any minimum or specific period of time and reserves the right to sell, transfer or otherwise dispose of such Shares and Warrants at any time in accordance with the provisions of this Agreement and with federal and state securities laws applicable to such sale, transfer or disposition.

(d) Restricted Securities. Such Purchaser understands that the Shares, the Warrants and the Warrant Shares constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities laws or pursuant to an exemption from registration thereunder.

(e) Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and, by reason of such Purchaser’s business and financial experience, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares and the Warrants.

(f) No Governmental Approval of Issuance. Such Purchaser understands that no federal or state or other Governmental Authority has passed upon or made any recommendation or endorsement with respect to the Shares and the Warrants.

(g) SEC Filings. Such Purchaser acknowledges that the Company may be required to file this Agreement with the Commission under the Securities Act or the Exchange Act and the rules thereunder, and to describe the transactions contemplated by this Agreement in such filing and subsequent filings, and such Purchaser hereby consents to such filing; provided that the Company shall have granted each Purchaser a reasonable opportunity to review and comment on any such filing.

(h) Short Sales. Neither such Purchaser nor any of its Affiliates is presently, or at any time between the date hereof and the Closing will be, the record or beneficial owner of a short position in the Common Stock or any securities convertible into, exchangeable for, or deriving their economic value from, the Common Stock.

(i) Legends. Such Purchaser understands that any certificates evidencing the Shares, the Warrants and the Warrant Shares will bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”

Notwithstanding the foregoing, certificates evidencing the Shares or the Warrant Shares shall not be required to contain any such legend (i) following any sale of such Shares or Warrant Shares, as applicable, in accordance with the provisions of Rule 144 under the Securities Act or pursuant to a registration statement under the Securities Act that has been declared effective by the Commission; (ii) if such Shares or Warrant Shares, as applicable, are eligible for sale under Rule 144(k); or (iii) if such legend is not otherwise required under applicable requirements of the Securities Act.

SECTION 8. Conditions to Closing.

(a) Conditions to the Obligations of the Company. The obligations of the Company hereunder to consummate the Closing with respect to each Purchaser are subject to the fulfillment, prior to or at the Closing, of the following conditions:

(i) the accuracy in all material respects of the representations and warranties of such Purchaser hereunder as of the date hereof and as of the Closing, as if such representations and warranties had been made on and as of such date and such time;

(ii) the performance in all material respects by such Purchaser of its obligations hereunder that are required to be performed at or prior to the Closing;

(iii) the execution and delivery of the Registration Rights Agreement by such Purchaser;

(iv) the execution and delivery of the Warrant Agreement by such Purchaser; and

(v) no action or proceeding by or before any court or Governmental Authority shall have been instituted or threatened that seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents.

(b) Conditions to the Obligations of the Purchasers. The obligations of each Purchaser hereunder to consummate the Closing are subject to the fulfillment, prior to or at the Closing, of the following conditions:

(i) the accuracy in all material respects of the representations and warranties of the Company hereunder as of the date hereof and as of the Closing, as if such representations and warranties had been made on and as of such date and such time;

(ii) the performance in all material respects by the Company of its obligations hereunder that are required to be performed at or prior to the Closing;

(iii) the execution and delivery of the Registration Rights Agreement by the Company;

(iv) the execution and delivery of the Warrant Agreement by the Company;

(v) no action or proceeding by or before any court or Governmental Authority shall have been instituted or threatened that seeks to enjoin, restrain or prohibit consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents; and

(vi) The aggregate purchase price to be tendered at the Closing by all of the Purchasers shall equal or exceed $[            ].

SECTION 9. Affirmative Covenants of the Company. The Company hereby covenants and agrees with the Purchasers as follows:

(a) Conduct of the Company. Between the date hereof and the Closing Date, the Company shall, and shall cause each Subsidiary to:

(i) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

(ii) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary for the Company and the Subsidiaries to operate in the normal conduct of their respective businesses as presently and as proposed to be conducted;

(iii) use its best efforts to preserve intact its business organization;

(iv) conduct its business in the ordinary course in accordance with sound business practices, and keep its properties in good working order and condition (normal wear and tear excepted);

(v) take all reasonable actions to protect and maintain the Company Intellectual Property, including, without limitation, prosecuting all pending applications for Patents or for the registration of Trademarks and Copyrights and maintaining, to the extent permitted by law, each Patent or registration owned by the Company or any Subsidiary;

(vi) (A) comply in all material respects with all applicable laws, rules and regulations and with the directions of any Governmental Authority, and (B) not take any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, the Warrants or the Warrant Shares in violation of applicable law;

(vii) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority;

(viii) conduct its business in a manner such that the representations and warranties of the Company contained in Section 6 shall continue to be true and correct on and as of the Closing; and

(ix) use its best efforts to cause the conditions contained in Section 8 to be satisfied on or before the Closing Date.

(b) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock the maximum number of Shares and Warrant Shares that may be issuable or deliverable hereunder and under the Warrant Agreement.

(c) Restrictions on Sales of Securities. Except as contemplated by the Registration Rights Agreement, during the Lock-Up Period the Company agrees (i) not to effect any offering, issuance, distribution, sale or disposition of any equity securities of the Company or any Subsidiary or any securities convertible into or exchangeable or exercisable for equity securities of the Company or any Subsidiary and (ii) not to register under the Securities Act any shares of equity securities of the Company or any Subsidiary or securities convertible into or exchangeable or exercisable for equity securities of the Company or any Subsidiary (except, with respect to the Company, pursuant to a registration on Form S-8 or any successor thereto).

(d) Securities Law Filings. For so long as the Purchasers and their respective Affiliates in the aggregate hold any of the Shares, the Warrants or the Warrant Shares, the Company agrees to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act.

(e) SB-2 Eligibility. The Company hereby covenants and agrees to use its best efforts to maintain its eligibility to file and have declared effective registration statements on Form SB-2 until one or more registration statements covering the resale of all of the Shares and the Warrant Shares shall have been filed with, and declared effective by, the Commission pursuant to the terms and conditions of the Registration Rights Agreement.

(f) Public Statements. No later than the first Business Day following the date of this Agreement or such other date as the Placement Agent may determine, the Company shall issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, which press release shall be followed by the filing of a Form 8-K (with this Agreement, the Registration Rights Agreement and the Warrant Agreement filed as exhibits thereto) with the Commission not later than the close of business on the second Business Day following the date of the issuance of such press release and to make such other filings and notices in the manner and within the time period as is required by the Commission. Following the issuance of the press release and the filing of a Form 8-K in accordance with this Section 9(g), no Purchaser will possess any material non-public information concerning the Company or any of its Subsidiaries provided by the Company or its agents or counsel. The Company acknowledges that each Purchaser is relying on the representations, acknowledgements and agreements made by the Company in this Section 9(g) and elsewhere in this Agreement in making trading and other decisions concerning the Company’s securities. The Company agrees that it will not at any time following the date hereof disclose material non-public information to any Purchaser without first receiving such Purchaser’s written consent to such disclosure. The Company and the Placement Agent shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, including but not limited to the press release referenced in the preceding sentence, and neither the Company nor the Placement Agent shall issue any such press release or otherwise make any public statement regarding this Agreement or the transactions contemplated hereby without the prior consent of the other party. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission, without the prior written consent of such Purchaser, except (i) as required by the Securities Act in connection with the registration statement(s) contemplated by the Registration Rights Agreement and (ii) to the extent that such disclosure is required by applicable laws, rules or regulations, in which case the Company shall provide such Purchaser with prior written notice of such disclosure.

(g) Legends. The Company agrees that at such time as such legend specified in Section 7(i) is no longer required to be printed on certificates evidencing the Shares, the Warrants or the Warrant Shares (or any securities issued in exchange therefor in connection with any merger, recapitalization, reclassification or other similar transaction), the Company shall cause its counsel to promptly issue a legal opinion addressed to the Company’s transfer agent if required by such transfer agent to effect the removal of such legend as and when any Purchaser so requests. The Company further agrees that at such time, it will, promptly following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends.

(h) Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and the Warrants for the purposes specified on Exhibit D hereto; provided, however, that the Company shall not use any such proceeds (i) to repurchase or redeem any equity securities issued by the Company or any Subsidiary, (ii) to pay any dividend or make any distribution on any such securities or (iii) to repay any loan made to or incurred by any employee or Affiliate of the Company or any Subsidiary.

SECTION 10. Termination.

(a) Termination. This Agreement may be terminated prior to the Closing as follows:

(i) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers;

(ii) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time, on August [    ], 2004, if the Closing shall not have occurred on or prior to such date, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however, that the right to terminate this Agreement under this Section 10(a)(ii) shall not be available (A) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (B) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority; or

(iii) by either the Company or the Purchasers by written notice to the other parties hereto if any Governmental Authority shall have issued any injunction or other order prohibiting the consummation of the Closing and such injunction or order shall not be subject to appeal or shall have become final and nonappeable.

(b) Effect of Termination. If this Agreement is terminated pursuant to Section 10(a), this Agreement shall become void and of no further force and effect and none of the parties hereto shall have any liability in respect of such termination; provided, however, that such termination shall not relieve the Company or any Purchaser of any liability for any breach or non-performance of, or non-compliance with, this Agreement.

SECTION 11. Survival of Representations, Warranties and Covenants; Indemnification.

(a) Survival of Representations, Warranties and Covenants. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until twenty-four (24) months following the Closing Date, except for (a) Sections 6(a), 6(b), 6(c), 6(d), 6(f), 6(g), 6(z) and 6(aa), which representations and warranties shall survive until the second anniversary of the Closing Date, and (b) Section 6(n), which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the taxes to which such representation and warranty relates, and no claim with respect to Section 6(n) may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom. Except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall inure to the benefit of the parties (subject to Section 11(b) below) and their respective successors and assigns.

(b) Indemnification.

(i) The Company agrees to defend, indemnify and hold harmless each Purchaser and its Affiliates and its and their stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Purchaser Indemnified Parties” and each a “Purchaser Indemnified Party”), from and against any and all liabilities, obligations, losses, damages (including consequential, special and punitive damages), amounts paid in settlement, penalties, actions, judgments, fines, suits, claims, costs, attorneys’ fees, expenses and disbursements, as the same are incurred, of any kind or nature (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (“Losses”) that may be sustained or suffered by any such Purchaser Indemnified Party in any manner based upon, relating to or arising out of (A) any untrue representation, misstatement, omission, breach of warranty or failure to perform any covenants or agreement by the Company contained herein or in any of the other Transaction Documents or (B) any action instituted against any Purchaser Indemnified Party by any holder of any securities of the Company that is not an Affiliate of such Purchaser Indemnified Party with respect to any of the transactions contemplated by this Agreement or the Transaction Documents. The Company will also advance expenses to a Purchaser Indemnified Party as incurred to the fullest extent permitted under applicable law; provided, however, that the Purchaser Indemnified Party agrees to repay such advances to the Company if it is ultimately determined that such Purchaser Indemnified Party is not entitled to indemnification.

(ii) A Purchaser Indemnified Party shall give written notice of a claim for indemnification under this Section 11 to the Company promptly after receipt of any written claim by any third party and in any event not later than twenty (20) Business Days after receipt of any such written claim (or not later than ten (10) Business Days after the receipt of any such written claim in the event such written claim is in the form of a formal complaint filed with a court of competent jurisdiction and served on such Purchaser Indemnified Party), specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of a Purchaser Indemnified Party to indemnification under Section 11(b)(i) except to the extent that the Company suffers any material prejudice directly as a result of such failure.

(iii) Within five (5) Business Days after receiving notice of a claim for indemnification, the Company shall, by written notice to the Purchaser Indemnified Party, either (A) concede or deny liability for the claim in whole or in part, or (B) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the

Company concedes liability in whole or in part, it shall, within twenty (20) Business Days of such concession, pay the amount of the claim to the Purchaser Indemnified Party to the extent of the liability conceded. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Company denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Company shall make no payment (except for the amount of any conceded liability payable as set forth above) until the matter is resolved in accordance with this Agreement.

(iv) In the case of any third party claim, if within five (5) Business Days after receiving the notice described in the preceding Section 11(a), the Company (A) gives written notice to the Purchaser Indemnified Party stating that the Company intends to defend against such claim, liability or expense at the Company’s own cost and expense and (B) provides assurance reasonably acceptable to such Purchaser Indemnified Party that such indemnification will be paid fully and promptly if required and such Purchaser Indemnified Party will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Company (subject to the consent of such Purchaser Indemnified Party which consent shall not be unreasonably withheld) and the Company shall not be required to make any payment to the Purchaser Indemnified Party with respect to such claim, liability or expense as long as the Company is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Company shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Company assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Purchaser Indemnified Party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties that are susceptible to being settled; provided the Company’s obligation to indemnify such Purchaser Indemnified Party therefor will be fully satisfied only by payment of money by the Company pursuant to a settlement that includes a complete release of such Purchaser Indemnified Party. The Company shall keep such Purchaser Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Purchaser Indemnified Party with all documents and information that such Purchaser Indemnified Party shall reasonably request and shall consult with such Purchaser Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Purchaser Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Company and one or more Purchaser Indemnified Parties and representation of such parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable cost and expense of separate counsel for such Purchaser Indemnified Parties shall be paid by the Company; provided that the Company shall be obligated to pay for only one counsel for such Purchaser Indemnified Parties in any jurisdiction. If no such notice of intent to dispute and defend is given by the Company, or if such diligent good faith defense is not being or ceases to be conducted, such Purchaser Indemnified Party may undertake the defense of (with counsel selected by such Purchaser Indemnified Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment) with the consent of the Company, which consent shall not be unreasonably withheld.

SECTION 12. Miscellaneous.

(a) Entire Agreement; Amendments; Waivers. This Agreement, the Registration Rights Agreement and the Warrant Agreement represent the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersede any prior agreements or understandings, whether written or oral, between the parties respecting such subject matters. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of the rights hereof. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(b) Successors and Assigns; Third Party Beneficiaries. This Agreement inures to the benefit of and is binding upon the parties hereto and their respective successors and permitted assigns, and no other person has any right or obligation hereunder. No Purchaser may assign this Agreement or any of its rights or obligations hereunder, other than to Affiliates of such Purchaser, without the prior written consent of the Company, such consent not to be unreasonably withheld. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Purchaser. Nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

(c) Governing Law. This Agreement shall be governed by the laws of the State of Pennsylvania applicable to contracts made and to be performed entirely within such State. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Pennsylvania for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) Remedies. It is specifically understood and agreed that (i) any breach of the provisions of this Agreement, by any party subject hereto will result in irreparable injury to the other parties hereto, (ii) the remedy at law alone will be an inadequate remedy for such breach, and (iii) in addition to any other remedies that they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, and all such counterparts shall together constitute but one and the same document.

(h) Notices. All notices and other communications required or permitted hereunder must be in writing (including facsimile) and, except as otherwise noted herein, must be addressed as follows:

(i) if to the Company, to:

World Health Alternatives, Inc.

300 Penn Center Boulevard, Suite 201

Pittsburgh, Pennsylvania 15235

Attention: Richard E. MacDonald

Fax: 412-829-8905

(ii) if to any Purchaser, to the address shown for such Purchaser on the Schedule of Purchasers, marked for attention as there indicated;

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance with the provisions of this Section 12(h). Any such notice or communication will be deemed to have been received: (A) in the case of facsimile or personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next Business Day after the date sent; and (C) if by registered or certified mail, on the Business Day actually received by the intended recipient.

(i) Expenses. Except as required herein, each party will bear its own expenses related to this Agreement and the transactions contemplated hereby.

(j) Section Headings. The descriptive headings and subheadings herein have been inserted for convenience only and are not to be deemed to limit or otherwise affect the construction of any provisions hereof.

(k) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with respect to the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser or its successors or permitted assigns hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute as between any of the Purchasers a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that any Purchaser is in any way acting in concert with any other Purchaser with respect to the agreements or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, its rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(l) Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

THE COMPANY:

WORLD HEALTH ALTERNATIVES, INC.

By:
Name:
Title:

PURCHASER:

Name of Purchaser (Please print)

By:
Name:
Title:

1

Exhibit A

Schedule of Purchasers

Purchaser	Number of Shares	Number of Warrant Shares	Purchase Price

Total

2

Exhibit B

Form of Warrant Agreement

(See attached)

1

Exhibit C

Form of Registration Rights Agreement

(See attached)

1

Exhibit D

Use of Proceeds

1